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                                                                 Exhibit 10.26

[SYSTEMED LETTERHEAD]

July 22, 1994



Mr. Dennis K. Tsuyuki
[Home address deleted]

Dear Dennis:

I am pleased to formalize and present the following employment offer for the position of Corporate Controller of SysteMed, Inc. reporting to the Senior Vice President and Chief Financial Officer as we have previously discussed:

Compensation         -   Base salary of $95,000 per year.

                     - Annual bonus equal to 20% of base salary upon the achievement of Company targets established by the Board of Directors, prorated for the length of service during the year.

                     - Monthly car allowance of $400 for the period of time that the offices are located in Laguna Hills.

Stock Options:       -   15,000 shares of SysteMed, Inc., vesting 20% six (6)
                         months after the first date of employment and 20% on each anniversary of such six month date.

Company Benefits     -   Participation in all benefits currently available to
                         SysteMed employees on the first day of employment.
                         Benefits information booklets for the group medical, dental, life insurance and long term disability are enclosed.

                     - 401(k) Plan: May begin tax deferred contributions after 90 days of employment, with an entry date of January 1, 1995.

                     -   Three weeks paid vacation after one year of service.


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Mr. Tsuyuki
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Start Date:        -   To be mutually agreed upon at a later date. In no event
                       beyond 30 days from the date of this letter.


If these terms are acceptable, please sign in the space provided below and return this letter to the undersigned.

Please do not hesitate to contact me if you should have any questions with respect to this offer.

Very truly yours,

/s/ Kenneth J. Kay

Kenneth J. Kay
Senior Vice President and Chief Financial Officer

/jag


Approved  /s/  Dennis Tsuyuki
          -------------------------

Date:  July 23, 1994